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                                   EXHIBIT 5.2

                         [ANDREWS KURTH LLP LETTERHEAD]


                                                   Supplemental Legality Opinion


                                                 January 30, 2004


First Horizon Asset Securities Inc.
4000 Horizon Way
Irving, Texas 75063

         Re:      First Horizon Asset Securities Inc.
                  Mortgage Pass-Through Certificates,
                  Series 2004-1

Ladies and Gentlemen:

         We have acted as counsel to First Horizon Asset Securities Inc., a Delaware corporation (the "Company"), in connection with the issuance and sale by the Company of (a) its Class I-A-1, Class I-A-2, Class I-A-3, Class I-A-4, Class I-A-5, Class I-A-6, Class I-A-7, Class I-A-RU, Class I-A-RL and Class II-A-1 Mortgage Pass-Through Certificates, Series 2004-1 (the "Deutsche Bank Publicly-Offered Certificates") to Deutsche Bank Securities Inc. ("Deutsche Bank") pursuant to an underwriting agreement dated as of January 27, 2004 (the "Deutsche Bank Underwriting Agreement"), as supplemented by a terms agreement thereto dated as of even date therewith, each by and among First Horizon Home Loan Corporation, a Kansas corporation ("First Horizon"), the Company and Deutsche Bank, (b) its Class B-1, Class B-2 and Class B-3 Mortgage Pass-Through Certificates, Series 2004-1 (the "Goldman Sachs Publicly-Offered Certificates" and, together with the Deutsche Bank Publicly-Offered Certificates, the "Publicly-Offered Certificates") to Goldman, Sachs & Co. ("Goldman Sachs") pursuant to an underwriting agreement dated as of September 25, 2003 (the "Goldman Sachs Underwriting Agreement" and, together with the Deutsche Bank Underwriting Agreement, the "Underwriting Agreements"), by and among First Horizon, the Company and Goldman Sachs, as supplemented by a terms agreement thereto dated as of January 27, 2004, by and among First Horizon, the Company and Goldman Sachs, and (c) its Class B-4, Class B-5 and Class B-6 Mortgage Pass-Through Certificates, Series 2004-1 (the "Goldman Sachs Privately-Offered Certificates") to Goldman Sachs (in such capacity, the "Initial Purchaser") pursuant to a purchase agreement dated as of September 25, 2003 (the "Purchase Agreement"), by and among First Horizon, the Company and the Initial Purchaser, as supplemented by a terms agreement thereto dated as of January 27, 2004, by and among First Horizon, the Company and the Initial Purchaser. The Publicly-Offered Certificates and the Privately-Offered Certificates are referred to herein collectively as the "Certificates."




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First Horizon Asset Securities Inc.
January 30, 2004
Page 2



         The Certificates were created pursuant to a pooling and servicing agreement dated as of January 1, 2004 (the "Pooling and Servicing Agreement"), by and among the Company, as Depositor, First Horizon, as Master Servicer, and The Bank of New York, as Trustee, and the Certificates evidence the entire beneficial ownership interest in a trust fund, the assets of which consist primarily of first lien, single family residential mortgage loans. Capitalized terms used and not otherwise defined herein shall have the respective meanings ascribed to such terms in the Underwriting Agreements or the Pooling and Servicing Agreement, as the case may be.

         The Publicly-Offered Certificates have been registered by means of a Registration Statement of the Company on Form S-3 under the Securities Act of 1933, as amended (the "Securities Act"), under File No. 333-110100 which Registration Statement was declared effective by the Securities and Exchange Commission (the "Commission") on November 10, 2003 (such Registration Statement herein called the "Registration Statement"). We have participated in the preparation of the Registration Statement with respect to the Publicly-Offered Certificates and the Prospectus dated October 30, 2003 (the "Base Prospectus") and the related Prospectus Supplement dated January 27, 2004 (the "Prospectus Supplement"), which Base Prospectus and Prospectus Supplement will be filed by the Company with the Commission pursuant to Rule 424 under the Securities Act (the Base Prospectus and the Prospectus Supplement, collectively, the "Prospectus").

         In connection with the foregoing, we have examined the originals or copies, certified or otherwise authenticated to our satisfaction, of the Registration Statement, the Prospectus and of such other instruments and documents as we have deemed necessary to review as a basis for the opinion hereinafter expressed. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies, and the authenticity of the originals of such documents submitted as copies.

         Based upon the foregoing and in reliance thereon, we are of the opinion that:

         1. The execution and delivery of the Pooling and Servicing Agreement and the incurrence of the obligations and the consummation of the transactions contemplated therein by the Company have been duly authorized by the Company by all necessary corporate action and the Pooling and Servicing Agreement has been duly authorized, executed and delivered by the Company.

         2. The Pooling and Servicing Agreement constitutes a legal, valid and binding agreement of each of the Company and First Horizon, enforceable against each of the Company and First Horizon in accordance with its terms under the laws of the State


                                   EXH. 5.2-2


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First Horizon Asset Securities Inc.
January 30, 2004
Page 3


              of New York, subject to applicable bankruptcy, insolvency, reorganization, arrangement, moratorium, fraudulent or preferential conveyance or other similar laws of general application affecting the rights of creditors generally and to general principles of equity and equitable remedies (regardless of whether such enforcement is considered in a proceeding at law or in equity).

         3. The creation and issuance of the Certificates has been duly authorized by all necessary corporate action of the Company and, assuming due authorization, execution and delivery of the Pooling and Servicing Agreement by the Trustee and First Horizon, when executed and countersigned by the Trustee in accordance with the terms of the Pooling and Servicing Agreement and delivered to (or as directed by) and paid for by the Underwriters pursuant to the Underwriting Agreements (in the case of the Publicly-Offered Certificates) and by the Initial Purchaser pursuant to the Purchase Agreement (in the case of the Privately-Offered Certificates), the Certificates will be validly issued and outstanding and entitled to the benefits provided by the Pooling and Servicing Agreement.

         In rendering the opinions set forth above, we have relied on (i) the opinion of even date herewith of Thacher, Proffitt & Wood, special counsel to the Trustee, that the Pooling and Servicing Agreement and the Certificates have been duly and validly authorized by all necessary corporate action on the part of the Trustee, have been duly and validly executed and delivered by the Trustee and constitute the legal, valid and binding obligation of the Trustee enforceable against the Trustee in accordance with its terms and (ii) the opinion of even date herewith of special counsel to First Horizon that the Pooling and Servicing Agreement has been duly and validly authorized by all necessary corporate action on the part of First Horizon and has been duly and validly executed and delivered by First Horizon, and we are aware of no reason for which reliance thereon is not justified.

         We express no opinion as to the laws of any jurisdiction other than the laws of the United States and the State of New York and the Delaware General Corporation Law.

         The opinions expressed above are solely for your benefit and, without our prior consent, may not be quoted in whole or in part or otherwise referred to in any legal opinion, document or other report, and may not be furnished to any other person or entity. These opinions are delivered as of the date hereof and we disclaim any responsibility to update these opinions at any time following the date hereof.

         We consent to the use and incorporation by reference of this opinion in the Registration Statement. In giving such consent we do not imply or admit that we are within the category of persons whose consent is required under Section 7 of the 1933 Act or the rules and regulations of the Commission thereunder.





                                                     Respectfully submitted,

                                                     /s/ Andrews Kurth LLP


MWH;DAB;WRT (NY law);MCF





                                   EXH. 5.2-3